Exhibit 10.8.1

OMNIBUS AMENDMENT AND CONSENT
This omnibus amendment and consent (this “Agreement”) is entered into as of November 29, 2018 (the “Effective Date”), by and among TELLURIAN PRODUCTION HOLDINGS LLC, a Delaware limited liability company (“Borrower”), the Lenders (defined below) party hereto, GOLDMAN SACHS LENDING PARTNERS LLC, as the administrative agent (in such capacity, including any successors or assigns in such capacity, “Administrative Agent”), J. ARON & COMPANY LLC, as the collateral agent (in such capacity, including any successors or assigns in such capacity, “Collateral Agent”), and, for the purpose of Section 3 below only, J. ARON & COMPANY LLC, as the initial swap counterparty under the Intercreditor Agreement (the “Initial Swap Counterparty”).
WITNESSETH:
WHEREAS, Borrower, Administrative Agent, Collateral Agent and the financial institutions party thereto as lenders (the “Lenders”, and together with Administrative Agent and Collateral Agent, the “Lender Parties”), have entered into that certain Credit Agreement dated as of September 28, 2018 (as amended, restated, supplemented or otherwise modified (including by this Agreement), the “Credit Agreement”);
WHEREAS, Borrower has requested that the Lender Parties amend the Credit Agreement and grant a consent under the Credit Agreement with respect to the Specified Expenditures (defined below), in each case, as herein provided;
WHEREAS, the Administrative Agent, the Collateral Agent and the Initial Swap Counterparty have agreed to amend the Intercreditor Agreement as herein provided; and
WHEREAS, subject to the terms and conditions hereinafter set forth, the Lender Parties and the Initial Swap Counterparty, as applicable, have agreed to amend the Credit Agreement and the Intercreditor Agreement as herein provided and grant a consent under the Credit Agreement as set forth herein with respect to the Specified Expenditures.
NOW, THEREFORE, for and in consideration of the mutual covenants and agreements and to the conditions precedent set forth herein, the parties to this Agreement hereby agree as follows:
SECTION 1.Terms Defined in the Credit Agreement
As used in this Agreement, except as may otherwise be provided herein, all capitalized terms defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.
SECTION 2.Amendments to Credit Agreement.
(a)The definition of “Projected Production” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:
“Projected Production” as of any time means the projected production of Proved Developed Producing Oil and Gas Properties (measured by volume unit or BTU equivalent, not sales price), for the term of the contracts or a particular month, as applicable, as such production has been projected in the Reserve Report most recently delivered to the Lenders, as updated by any Return Certificate (or as otherwise approved by the Administrative Agent in its sole discretion), provided that “Projected Production” shall include pro forma proved developed producing reserves for any well a Credit Party is seeking to drill and that is the subject of a Return Certificate.”
(b)The first sentence of Section 2.2(b)(v) of the Credit Agreement is hereby amended and restated as follows:
“(v)    The Collateral Agent shall owe to Borrower for each calendar month interest on the Margin Balance at the Federal Funds Rate, and the Collateral Agent shall deliver such interest payments to the Borrower by wire transfers to a Controlled Account designated by the Borrower within five (5) Business Days after the end of such calendar month; provided, that all interest owing by the Collateral Agent to Borrower for the period starting September 28, 2018 through October 31, 2018 shall be delivered to the Borrower within five (5) Business Days after November 30, 2018.”
(c)Section 7.1(b) of the Credit Agreement is hereby amended and restated as follows:
“Monthly Reports. (i) As soon as available and in any event within forty-five (45) days after the end of each calendar month, a report summarizing, as requested by Administrative Agent or any Lender, (A) the gross volume of sales and actual production during such month from all of the Oil and Gas Properties of the Credit Parties and current prices being received for such production, (B) detailed determinations of costs and such other information as may be reasonably requested by Administrative Agent or any Lender, and (C) lease operating expenses (separated by category of expense) and Permitted Expenditures paid or incurred during such month; and (ii) on or before the last day of each month (beginning with the month ending December 31, 2018), the Projections for the immediately following month.
(d)Section 7.15(a) of the Credit Agreement is hereby amended and restated as follows:
“Minimum Hedging. Within five (5) Business Days after (i) prior to the APOD Completion Date, the approval of a Return Certificate for the drilling of a well that will be operated by a Credit Party pursuant to the APOD, (ii) prior to the APOD Completion Date, notice from the operator of a well that is not operated by a Credit Party that sales of Hydrocarbons from such well have commenced and (iii) from and after the APOD Completion Date, the delivery of each Reserve Report hereunder (each such date, the “Hedging Transaction Date”), the Credit Parties shall enter into and thereafter maintain their position in one or more Acceptable Commodity Hedging Transactions consisting of fixed price swaps or collars and covering aggregate notional volumes of not less than 75% of Projected Production for each month following the Hedging Transaction Date through the later of (x) the date twenty-seven (27) months after the date such well commences production and (y) the Maturity Date. Any swaps or collars utilized to comply with this Section 7.15 must have a fixed price paid to the Credit Parties (for swaps) or floor price paid to the Credit Parties (for collars) that would satisfy the internal rate of return set forth in the Return Certificate or that is otherwise acceptable to the Administrative Agent in its sole discretion. Within five (5) Business Days after each Hedging Transaction Date, the Credit Parties shall enter into and thereafter maintain their position in one or more Acceptable Commodity Hedging Transactions consisting of basis differential hedges covering aggregate notional volumes of not less than 75% of Projected Production for each month following the Hedging Transaction Date on a rolling 12-month basis through the later of (x) the date twenty-seven (27) months after the date such well commences production and (y) the Maturity Date.”
SECTION 3.Amendments to Intercreditor Agreement.
(a)Clause (ii) of Section 4.02(a) of the Intercreditor Agreement is hereby amended and restated as follows:
“(ii) during the existence of a Triggering Event, all such amounts received by any Creditor or the Collateral Agent (other than (x) amounts received by any Creditor as a result of the exercise of netting or set-off rights permitted pursuant to the provisos set forth in Section 2.02, which shall be for the sole benefit of such Creditor, (y) amounts received by J. Aron in respect of any collateral pledged or posted to J. Aron under the J. Aron ISDA in accordance with the terms thereof, which shall be for the sole benefit of J. Aron or (z) the Margin Balance, which shall be for the sole benefit of the Lenders) shall be treated as if constituting Proceeds, shall be turned over to the Collateral Agent, and shall be applied by the Collateral Agent in accordance with Section 4.02(c) below.”
(b)The language before the colon in Section 4.02(c) of the Intercreditor Agreement is hereby amended and restated as follows:
“(c) All Collateral or Proceeds received by the Collateral Agent or any Creditor during the existence of a Triggering Event or otherwise in connection with any Enforcement Action (other than (x) amounts received by any Creditor as a result of the exercise of netting or set-off rights permitted pursuant to the provisos set forth in Section 2.02, which shall be for the sole benefit of such Creditor, (y) amounts received by J. Aron in respect of any collateral pledged or posted to J. Aron under the J. Aron ISDA in accordance with the terms thereof, which shall be for the sole benefit of J. Aron or (z) the Margin Balance, which shall be for the sole benefit of the Lenders) shall be applied in the following order”.
SECTION 4.Consent
(a)Borrower has advised the Lender Parties that it desires to make the payments described on Schedule I hereto (the “Specified Expenditures”), which payments, if made in the absence of this Agreement, would violate Sections 2.2(a), 8.2 and 8.25 of the Credit Agreement.
(b)Subject to the satisfaction or waiver in writing of the conditions precedent set forth in Section 5 hereof, and in accordance with Section 12.12 of Credit Agreement, the Lender Parties hereby consent to the Borrower making the Specified Expenditures (the “Consent”). Other than the Consent, nothing in this Agreement shall be deemed to be (i) a consent to the deviation by any Credit Party from strict compliance with the terms and conditions of the Loan Documents, (ii) a waiver of any Default or Event of Default, or (iii) a waiver of (or an agreement to forbear from exercising) any rights or remedies that the Lender Parties have pursuant to the Credit Agreement and applicable law by reason of any Default or Event of Default.
SECTION 5.Conditions of Effectiveness
This Agreement shall become effective on the Effective Date upon fulfillment of the following conditions precedent:
(a)Borrower shall have delivered to Administrative Agent a duly executed counterpart of this Agreement; and
(b)Parent Guarantor and each Subsidiary Guarantor shall have delivered to Administrative Agent a duly executed counterpart of the Ratification Agreement substantially in the form attached hereto as Exhibit A (the “Ratification Agreement”).
SECTION 6.Representations and Warranties
Borrower represents and warrants to the Lender Parties, with full knowledge that the Lender Parties are relying on the following representations and warranties in executing this Agreement, as follows:
(a)The execution, delivery and performance of this Agreement and the Ratification Agreement by Borrower and each Guarantor party thereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary company action on the part of Borrower and such Guarantor.
(b)This Agreement, the Ratification Agreement, the Credit Agreement, the Loan Documents and each and every other document executed and delivered in connection herewith constitute legal, valid, and binding obligations of Borrower and each Guarantor party thereto, enforceable against such Person in accordance with their respective terms, except as may be limited by equitable principles or Debtor Relief Laws.
(c)The execution, delivery, and performance by Borrower of this Agreement and each Guarantor of the Ratification Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate or conflict with, or result in a breach of, or require any consent under, or other action to, with or by (A) the Constituent Documents of such Person, (B) any applicable Law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator where such violation or conflict would reasonably be expected to result in a Material Adverse Event, or (C) any other agreement or instrument to which such Person is a party or by which it or any of its Properties is bound or subject which could reasonably be expected to result in a Material Adverse Event, or (ii) constitute a default under any such agreement or instrument which could reasonably be expected to result in a Material Adverse Event, or result in the creation or imposition of any Lien upon any of the revenues or assets of such Person.
(d)The execution, delivery and performance by Borrower of this Agreement and each Guarantor of the Ratification Agreement, and the consummation of the transactions contemplated hereby and thereby do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority.

(e)As of the date of this Agreement, the Credit Parties, taken as a whole, are Solvent and have not entered into any transaction with the intent to hinder, delay or defraud a creditor.
(f)(i) No Default has occurred and is continuing, and (ii) all of the representations and warranties contained in Article 6 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (other than any representations or warranties subject to a Material Adverse Event qualification or any other qualification as to materiality, which are true and correct in all respects) on and as of the Effective Date, in each case with the same force and effect as if such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they were true and correct in all material respects (other than any representations or warranties subject to a Material Adverse Event qualification or any other qualification as to materiality, which were true and correct in all respects) as of such earlier date.
SECTION 7.Reference to and Effect on the Loan Documents
Upon the effectiveness hereof, on and after the date hereof, (i) each reference in the Credit Agreement or the Intercreditor Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import and (ii) each reference in any other Loan Document to “the Credit Agreement” or “the Intercreditor Agreement”, shall, in each case, mean and be a reference to the Credit Agreement or the Intercreditor Agreement, as applicable, after giving effect to this Agreement.
SECTION 8.Cost and Expenses
Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses of the Lender Parties and their Related Parties connection with this Agreement, including, without limitation, the reasonable and documented out-of-pocket fees and expenses of legal counsel for the Lender Parties and their Related Parties in connection herewith.
SECTION 9.Extent of Consent
Except as otherwise expressly provided herein, none of the Credit Agreement, the Intercreditor Agreement or any of the other Loan Documents are amended, modified or affected by this Agreement. Borrower hereby ratifies and confirms that: (a) all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement remain in full force and effect; (b) each of the other Loan Documents are and remain in full force and effect in accordance with their respective terms; (c) the Collateral is unimpaired by this Agreement; and (d) any and all Liens, security interests and other security or Collateral now or hereafter held by the Lender Parties as security for payment and performance of the Secured Obligations are hereby renewed and carried forth to secure payment and performance of all of the Secured Obligations.
SECTION 10.Waiver and Release
In consideration of the Consent provided herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower hereby waives, releases, and forever discharges each Lender Party, its predecessors and its successors, assigns, affiliates, shareholders, directors, officers, accountants, attorneys, employees, agents, representatives, and servants (collectively, the “Released Parties”) of, from and against any and all claims, actions, causes of action, suits, proceedings, contracts, judgments, damages, accounts, reckonings, executions, and liabilities whatsoever of every name and nature, whether known or unknown, whether or not well founded in fact or in law, and whether in law, at equity, or otherwise, which such Person ever had or now has for or by reason of any matter, cause, or anything whatsoever to this date relating to or arising out of the Loans, this Agreement, or any of the Loan Documents, including without limitation any actual or alleged act or omission of any of the Released Parties with respect to the Loans or any of the Loan Documents, or any Liens or Collateral in connection therewith, or the enforcement of any of the Lender Parties’ rights or remedies thereunder. The terms of this waiver and release shall survive the termination of this Agreement, the Loans, the Credit Agreement and the Loan Documents and shall remain in full force and effect after the termination of this Agreement.

SECTION 11.Claims
As additional consideration of the execution, delivery, and performance of this Agreement by the parties hereto and to induce the Lender Parties to enter into this Agreement, Borrower represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Secured Obligations to any Secured Party.
SECTION 12.Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
SECTION 13.Severability
Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal. Furthermore, in lieu of such invalid or unenforceable provision there shall be added as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.
SECTION 1.GOVERNING LAW; VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL
The provisions of Section 12.13 of the Credit Agreement are hereby incorporated herein mutatis mutandis.
SECTION 14.Headings
The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.
SECTION 15.NOTICE OF FINAL AGREEMENT
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

[Remainder of Page Left Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized.

BORROWER:

TELLURIAN PRODUCTION HOLDINGS LLC, a Delaware limited liability company
By:    /s/ Graham McArthur
Name: Graham McArthur
Title: Treasurer

Signature Page Omnibus Amendment and Consent

ADMINISTRATIVE AGENT:

GOLDMAN SACHS LENDING PARTNERS LLC, as Administrative Agent
By:    /s/ Simon Collier
Name: Simon Collier
Title: Authorized Signatory

COLLATERAL AGENT:

J. ARON & COMPANY LLC, as Collateral Agent
By:    /s/ Simon Collier
Name: Simon Collier
Title: Attorney-In-Fact

LENDERS:

J. ARON & COMPANY LLC, as a Lender
By:    /s/ Simon Collier
Name: Simon Collier
Title: Attorney-In-Fact

For purposes of Section 3 only, INITIAL SWAP COUNTERPARTY:

J. ARON & COMPANY LLC, as Initial Swap Counterparty under the Intercreditor Agreement
By:    /s/ Simon Collier
Name: Simon Collier
Title: Attorney-In-Fact

Signature Page Omnibus Amendment and Consent

EXHIBIT A
FORM OF RATIFICATION AGREEMENT
November 29, 2018
Reference is made to that certain (i) Credit Agreement dated as of September 28, 2018 (as amended, restated, supplemented or otherwise modified (including by the Amendment referred to below), the “Credit Agreement”), by and among TELLURIAN PRODUCTION HOLDINGS LLC, a Delaware limited liability company (“Borrower”), the lenders party thereto, GOLDMAN SACHS LENDING PARTNERS LLC, as the administrative agent (in such capacity, including any successors or assigns in such capacity, “Administrative Agent”), and J. ARON & COMPANY LLC, as the collateral agent (in such capacity, including any successors or assigns in such capacity, “Collateral Agent”), (ii) the Intercreditor Agreement dated as of September 28, 2018 (as amended, restated, supplemented or otherwise modified (including by the Amendment referred to below), by an among Borrower and the other Credit Parties party thereto, Administrative Agent, Collateral Agent and J. Aron & Company LLC, as initial swap counterparty (“Initial Swap Counterparty”), and (iii) the Omnibus Amendment and Consent dated as of the date hereof (the “Amendment”), among Borrower, Administrative Agent, Collateral Agent, the lenders party thereto and Initial Swap Counterparty. Capitalized terms used herein have the meanings given to such terms in the Credit Agreement.
Each of the undersigned Guarantors hereby (a) acknowledges the terms of the Amendment; and (b) ratifies, confirms and agrees that, following the effectiveness of the Amendment on the Effective Date referred to therein, (i) the Loan Documents to which such Guarantor is a party shall remain in full force and effect on such date, including without limitation the Guaranty Agreement and the Security Documents to which such Guarantor is a party and (ii) the applicable Security Documents shall continue to secure the Secured Obligations, in the manner and to the extent provided therein, without defense, set off, counterclaim, discount or charge of any kind as of the date hereof. Without limiting the foregoing, each Guarantor that is a Subsidiary of Borrower hereby agrees to the amendments to the Intercreditor Agreement set forth in Section 3 of the Amendment in accordance with Section 5.10 of the Intercreditor Agreement.
This Ratification Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
THIS RATIFICATION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (INCLUDING, WITHOUT LIMITATION, ANY CLAIMS SOUNDING IN CONTRACT LAW OR TORT LAW ARISING OUT OF THE SUBJECT MATTER HEREOF AND ANY DETERMINATIONS WITH RESPECT TO POST-JUDGMENT INTEREST) SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
[Signature Pages Follow]

Exhibit A to Omnibus Amendment and Consent

IN WITNESS WHEREOF, the parties hereto have caused this Ratification Agreement to be duly executed on the date first above written.
TELLURIAN INC.
By:
Name:
Title:

TELLURIAN PRODUCTION LLC
By:
Name:
Title:

TELLURIAN OPERATING LLC
By:
Name:
Title:

Exhibit A to Omnibus Amendment and Consent

SCHEDULE I
Specified Expenditures
The following categories of expenses relating to the SCOTT, formerly known as NIXON, 25X36 14 10 HC 1-ALT well, which is set forth on the APOD, in an aggregate amount not to exceed $100,000: (a) Land Services & Expenses, (b) Legal Fees & Expenses, and (c) Permits, Surveys & Regulatory Expenses.

Schedule I to Omnibus Amendment and Consent